Exhibit  23.3  Consent  of  William  Timmins,  Professional  Geologist


                               WILLIAM G. TIMMINS

                           1016 - 470 Granville Street
                           Vancouver, British Columbia
                                 Canada, V6C 1V5

                    (Tel:  604-682-5281  Fax:  604-682-5281)

October  26,  2005

Standard  Capital  Corporation
2429  -  128th  Street
Surrey,  British  Columba
Canada,  V4A  3W2

Attention:     Mr.  Del  Thachuk
               Chief  Executive  Officer
                -------------------------

Dear  Sir:

Re:     Standard  Mineral  Claim
        Tenure  Number  367933
        ----------------------

This letter is your authorization to use my geological report dated June 2004 relating to the above noted mineral claim in filing of a Form SB-2 with the United States Securities and Exchange Commission.

Yours  very  truly;

/s/  "  W.G.  Timmins"

William  G.  Timmins
Professional  Geologist